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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement relating to the sale of Senior Notes of Muzak Limited Partnership and Muzak Capital Corporation on Amendment No. 4 to Form S-1 of our report dated February 10, 1994 on the financial statements of Comcast Sound Communications, Inc. and subsidiaries for the year ended December 31, 1993, appearing in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Philadelphia, Pennsylvania

September 16, 1996